                                                                    EXHIBIT 10.2


                                      LEASE
                                      -----

         THIS LEASE (this "Lease"), is made and entered into this 19TH day of JANUARY_, 2001, between Al Neyer, Inc., an Ohio corporation, ("Landlord") and Cintech Solutions, Inc., an Ohio corporation, ("Tenant") under the following circumstances:

         A. Under a Lease, dated 1-19-01 (the "First Lease"), Landlord leases to Tenant and Tenant leases from Landlord approximately
                  2.25 acres of land located on Lake Forest Drive in the City of Blue Ash, Hamilton County, Ohio, as more particularly described in the First Lease (the "Other Land"), on which Landlord is to construct the Building Improvements (as defined by the First Lease) (collectively, the Other Land and the Building Improvements shall be referred to herein as the "First Premises") pursuant to the terms of the First Lease.

         B.       As of the date of this Lease, Landlord owns an approximately
                  1.50 acre parcel of land which is contiguous to the Other Land and which is more particularly described on Exhibit "A" attached hereto (the "Land").

         C. Tenant anticipates that, in the future, it may need to extend its business operation on the First Premises to the Land; and in order to prevent Landlord from leasing, subleasing, encumbering, selling, developing or otherwise altering the character of the Land and to otherwise reserve the Land for said business expansion during the term of the First Lease, Tenant desires to lease the Land from Landlord and Landlord has agreed to same subject to the terms and conditions hereof.

         NOW, THEREFORE, Landlord, for and in consideration of the rents to be paid and the covenants and promises of Tenant as hereinafter set forth, hereby leases the Land to Tenant; TO HAVE AND TO HOLD the same subject to all terms, conditions, covenants and agreements of this Lease.

1.       LEASE OF LAND

         a) Landlord, for and in consideration of the rents, covenants and agreements to be paid and performed by Tenant hereunder, hereby leases to Tenant and Tenant hereby leases from Landlord, subject to the terms of this Lease, the Land, together with any and all of Landlord's easements and appurtenances in adjoining and adjacent land, highways, roads, streets and lanes, whether public or private, and for driveways and approaches to and from abutting highways, for the use and benefit of the Land, and including any and all buildings, additions and improvements now located on the Land. Tenant further agrees to pay all rents and perform all covenants and agreements provided for herein in accordance with the terms and conditions specified herein.

         b) Within ten (10) days from the date hereof, Landlord shall, at its sole cost and expense, retain the services of a licensed surveyor to prepare a legal description of the Land and a plat or survey thereof, sufficient in form and substance to be acceptable to the Hamilton County, Ohio Auditor's office, and otherwise cause the Land to be legally described and treated as a separate parcel from the Other Land by the Hamilton County, Ohio Auditor's and Treasurer's offices (which may include, without limitation, obtaining approval from the applicable planning commissions to have the Other Land and the Land treated as separate parcels). Upon completion of the foregoing, the new legal description of the Land, as so prepared and approved, shall replace the Exhibit "A" currently attached to this Lease and shall be deemed to be the description of the Land.





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

2.       TERM

         The term of this Lease shall commence on the Commencement Date (as defined by the First Lease) and shall end on the last day of the one hundred twentieth (120th) month following the Commencement Date. As used in this Lease, the phrase "the term of this Lease," "Lease term," or any similar phrase shall mean the term as described in the preceding sentence.

3.       RENT

         a) Tenant covenants and agrees to pay rent (the "Basic Rent") during the term of this Lease in the amount of Fifty-Five Thousand Three Hundred Fifty-One and 25/100 Dollars ($55,351.25) per year, which is based upon One and 25/100 Dollar ($1.25) per square foot of space (the "Basic Rent Rate") within the Building (as defined by the First Lease) and which shall be paid in twelve
(12) equal monthly installments of Four Thousand Six Hundred Twelve and 60/100 Dollars ($4,612.60); provided that the foregoing amount of Basic Rent shall be subject to adjustment based upon the product of the Basic Rent Rate and the Actual Square Feet (as defined by the First Lease) and substantially upon the same terms for adjustment of the Base Rent (as defined by the First Lease) as are set forth in Section 3(c) of the First Lease. All Basic Rent shall be paid in advance to Landlord by Tenant, without demand or setoff, except as may be specifically permitted herein, no later than the first (1st) day of each month during the term of this Lease and shall be sent to Landlord at the address set forth in Section 30 hereof or at such other address as Landlord may specify in writing from time to time. The first payment of monthly Basic Rent shall be due to Landlord on the day which is the three hundred sixty-sixth (366th) day from the Commencement Date; provided that if such three hundred sixty-sixth (366th) day is on a day other than the first day of a month or the last day of the term of this Lease is on a day other than the last day of a month, the payment of monthly Basic Rent due for such partial month shall be prorated on a per diem basis.

         b) In addition to the Basic Rent, Tenant agrees to pay additional rent, which is the product of Tenant's Proportionate Share (as hereinafter defined) of the Operating Expenses (as defined in Section 7(a) hereof) for any calendar year (the "Additional Rent") (collectively, the Basic Rent and the Additional Rent shall be referred to herein as "Rent"). For purposes of this Lease, "Tenant's Proportionate Share" shall be one hundred percent (100%) of the square feet within the Land. Prior to each calendar year during the term of this Lease, Landlord shall estimate the amount of the Additional Rent due for such calendar year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such calendar year, with the first of such payments of the Additional Rent being due on the Commencement Date; however, in the event that the Commencement Date occurs on a day other than the first day of a calendar year or the last day of this Lease occurs on a day other than the last day of a calendar year, the Additional Rent due for such partial year shall be prorated on a per diem basis and/or if the Commencement Date is on a day other than the first day of a month or the last day of the term of this Lease is on a day other than the last day of a month, the payment of the Additional Rent due for such partial month shall be prorated on a per diem basis. For the first calendar year of the term of this Lease, which is 2001, the estimate shall be Thirteen Thousand and 00/100 Dollars ($13,000.00). The estimate of the Additional Rent for a calendar year may be revised by Landlord whenever it obtains information reasonably relevant to making such estimate more accurate; provided that any such revision shall be made, if at all, no more frequently than once in January and once in June of each calendar year and provided further that Tenant shall not be obligated to pay the revised estimate of the Additional Rent until it has received at least thirty (30) days advance written notice of same, which notice shall set forth the reason(s) for the revised estimate. Within ninety (90) days after the end of each calendar year (including the calendar year of the term of this Lease in which this Lease expires or terminates), Landlord shall deliver to Tenant a report (the "Annual Report") setting forth the actual Operating Expenses for such calendar year and a statement of the amount of the Additional Rent that Tenant has paid and of the amount by which Tenant's Proportionate Share of the actual Operating Expenses for such calendar year exceeds or is less than the Additional Rent paid by Tenant for such calendar year. Subject to the remaining portions of this Section 3(b), within thirty (30) days after receipt of the Annual Report, to the





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

extent Tenant's Proportionate Share of the actual Operating Expenses as forth on the Annual Report exceeds the Additional Rent paid by Tenant for such calendar year, Tenant shall pay to Landlord the amount of such excess or to the extent Tenant's Proportionate Share of the actual Operating Expenses as set forth on the Annual Report is less than the Additional Rent paid by Tenant for such calendar year, Landlord shall pay to Tenant the amount of such difference, without interest to Tenant. Notwithstanding anything herein to the contrary, Tenant, at its expense, shall have the right, at any reasonable time within twelve (12) months after the end of an applicable calendar year for which Additional Rent is due and upon prior written notice to Landlord, to audit Landlord's books and records relating to this Lease for the immediately preceding calendar year in which the Additional Rent was adjusted pursuant to this Section 3(b); provided, however, that if such audit discloses that the estimated Operating Costs for the calendar year were overstated by more than five (5%) percent, then Landlord shall reimburse Tenant for the cost of such audit and, regardless of such five (5%) percent overstatement, shall reimburse Tenant to the extent Tenant paid for such overstated Operating Expenses. In the event that this Lease has not otherwise expired or terminated, to the extent that Landlord fails to pay Tenant for the cost of such audit and/or the amount of such overstated Operating Expenses within thirty (30) days from the date Tenant provides Landlord with written demand therefor, Tenant shall have the right to set off such cost and/or amount against Rent. This Section 3(b) shall survive expiration or termination of this Lease. This Section 3(b) shall survive expiration or termination of this Lease.

         c)     Intentionally deleted.

4.       FORCE MAJEURE

         In the event that Landlord shall be delayed or hindered in or prevented from the performance of any obligation required under this Lease by reason of acts of God, riots, insurrection, war, unanticipated weather conditions, strikes or lockouts, inability to procure labor or inability to procure materials (or reasonable substitutes therefor) which have been timely ordered (each, a "Force Majeure"), then the performance of such obligation shall be excused for the period of such delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Landlord shall notify Tenant in writing within five (5) days of any incident of Force Majeure. Notwithstanding the foregoing, any increase in the costs or expenses to Landlord in connection with the procuring of labor or materials, alone, shall not, in any event, be deemed or construed to be an incident of Force Majeure.

5.       USE OF LAND

         Tenant shall have the right to use the Land for parking and related uses and for no other purpose, without the express written permission of Landlord in each instance.

         Tenant shall, at its own expense, comply with the requirements of law and with all ordinances, enactments or requirements of any federal, state, municipal or other lawful authority affecting the Land whether now existing or hereafter enacted, and shall hold Landlord in all respects harmless therefrom; provided that the foregoing obligation of compliance and to hold Landlord harmless in connection with such compliance shall be limited to the extent that those requirements of law, ordinances, enactments or requirements of federal, state, municipal or other lawful authority relate to Tenant's particular use of the Land as contemplated and authorized by this Lease and shall be subject to the covenants and warranties made by Landlord under Section 17 of this Lease. The foregoing notwithstanding, in the event Tenant does or permits anything to be done on the Land, other than authorized by this Section, which increases the premium payable for any insurance which the Landlord might then be carrying, either by way of all risk or special peril insurance, or by way of liability insurance, Tenant agrees to pay any such increase in premium caused by its use of the Land within ten (10) days from the date Tenant receives from Landlord satisfactory written evidence that the premium has been increased and that such increase was caused by Tenant.

         Without Tenant's prior written consent, Landlord shall not sell, transfer, assign, lease, sublease or otherwise, encumber, develop, subdivide (except in connection with the separation of the Land and the Other Land as separate parcels as provided in Section 1(b) hereof) or otherwise alter the Land, or any zoning classification applicable thereto, for a period of time commencing on the date of this Lease and expiring on the day which is the date on which this Lease expires or terminates. The foregoing notwithstanding, the consent of Tenant shall not be required in connection with the encumbering of the Land by a mortgage granted by Landlord if Tenant is provided with a nondisturbance agreement, in a form reasonably satisfactory to Tenant's counsel, which shall be executed by the mortgagee or holder of such mortgage and which shall state that (i) Tenant will not be evicted in the event of foreclosure or ejectment of Landlord for noncompliance with the conditions of any mortgage or lien on the Land so long as Tenant shall pay the Rent and shall otherwise comply with all of the other terms and provisions of this Lease, and (ii) the successor landlord will honor the terms of this Lease (including, without limitation, Tenant's right to the Option and the Additional Options, as such terms are defined in Section 39 hereof), and (iii) such instrument will not impose further obligations on Tenant.

6.       TAXES AND ASSESSMENTS

         a) Tenant agrees to pay all Taxes (as hereinafter defined) against and applicable to the Land and becoming a lien during the term of this Lease and a pro rata portion of the installments of Taxes which become a lien in the calendar years in which the Commencement Date occurs or the day on which this Lease expires or terminates, such pro rata share to be determined as of the Commencement Date and the day on which this Lease expires or terminates in accordance with the customary method of prorating real estate taxes in Hamilton County, Ohio. Tenant shall not be obligated to pay any installment of any special assessment that may be assessed, levied or confirmed during the term of this Lease, but does not fall due and is not required to be paid until after the expiration or termination of this Lease, except for a pro rata share of the installments becoming payable following the expiration or termination of this Lease.

         b) As used in this Lease, the term "Taxes" means all taxes, assessments and levies, whether general or special, ordinary or extraordinary, of every nature or kind whatsoever that may be taxed, charged, assessed, levied or imposed at any time during the term of this Lease by any governmental authority upon or against the Land; provided that Tenant shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax of Landlord unless that tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy that Tenant is required to pay pursuant to this
Section 6 and except as such taxes specifically relate to the Land.

         c) Landlord and Tenant shall endeavor to ensure that the Treasurer of Hamilton County, Ohio sends the tax bill applicable to the Land directly to Tenant; provided that if the tax bill is sent to Landlord, Landlord shall promptly deliver such tax bill to Tenant for payment hereunder. Tenant shall pay the Taxes set forth on such tax bill directly to the Treasurer of Hamilton County, Ohio prior to delinquency, with proof of payment being delivered promptly to Landlord. Notwithstanding the foregoing, until a separate tax bill for the Land is issued by the Treasurer of Hamilton County, Ohio, the Taxes applicable to the Land shall be deemed to have been paid by Tenant so long as Tenant pays the tax bill applicable to the Other Land pursuant to the terms of the First Lease. If Tenant fails to pay any Taxes when due, then, in addition to any other remedy of Landlord, Landlord may (but shall not be obligated to) pay the same plus any penalties or interest, and Tenant shall reimburse Landlord for all amounts so paid within ten (10) days after Landlord notifies Tenant of the payment.



7.       MAINTENANCE/OPERATING EXPENSES.

         a) The term "Operating Expenses" shall mean all expenses, costs and disbursements (other than Taxes) that are customary and/or necessary, in Landlord's reasonable discretion, and which are actually and directly paid by Landlord in connection with the management, maintenance, operation and






                                       56
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insuring the Land, to the extent not excluded below, including, but not limited to, liability insurance; provided that Tenant shall, at all times during the term of this Lease, have the right to participate with Landlord in the decision making and selection process regarding the number and types of services, the costs and expenses for which are included within Operating Expenses. In connection with the foregoing right to participate, Landlord shall actively involve Tenant in the initial decision making and selection process prior to the Commencement Date; provided that after such initial decision making and selections, Landlord shall only be required to allow Tenant to participate in such decision and making and selections upon the request of Tenant. Landlord shall competitively bid all third-party vendor contracts entered into in connection with the services Landlord is to provide under this Lease to ensure that the cost of such third-party vendor contracts is consistent with markets applicable to the geographic area in which the Land is located, and Tenant shall not be charged a management fee in connection with any services Landlord renders under this Lease. Further, Tenant shall have the right, upon reasonable request and at reasonable times, to review such bids and third-party vendor contracts to confirm that Landlord is complying with its obligations under the preceding sentence.

         Notwithstanding the foregoing, Operating Expenses shall not include:

                  (i) costs of tenant alterations;

                  (ii) costs of capital improvements (except for costs of any capital improvements made or installed for the purpose of reducing Operating Expenses or made or installed pursuant to governmental requirements or insurance requirements, which costs shall be amortized by Landlord in accordance with sound accounting and management principles over the reasonable life of the capital improvement);

                  (iii) interest and principal payments on mortgages and the costs related to financing and refinancing (except interest on the cost of any capital improvements for which amortization may be included in the definition of Operating Expenses as provided above) or any rental payments on any ground leases (except for rental payments which constitute reimbursement for Operating Expenses);

                  (iv) advertising expenses and leasing commissions;

                  (v) any reimbursement, refund, credit or insurance payments received or receivable by Landlord, except through Additional Rent, the intention being that all such payments shall be only for Landlord's actual net expense;

                  (vi) the cost of any kind of service furnished to any other tenant of the Land which Landlord does not generally make available to all tenants of the Land;

                  (vii) legal expenses of negotiating leases and/or enforcing leases.

                  (viii) depreciation and amortization;

                  (ix) overhead or profit increment paid to subsidiaries or affiliates of Landlord for services in connection with the Land to the extent that the cost of such services exceeds the competitive cost of such services if they were not rendered by a subsidiary or affiliate;

                  (x) Landlord's general overhead, including payments to personnel of Landlord above the grade of Building Superintendent/Property Manager or any payments to personnel in excess of the percentage of their work hours spent directly on management issues directed solely toward the operation, maintenance and management of the Land;

                  (xi) any costs, fines or penalties or the cost of remediating, modifying or correcting





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any code or rule violation of any governing authority.

                  (xii) the costs or expenses attributable to correcting violations of codes and life safety requirements;

                  (xiii) the costs or expenses of repairs or maintenance actually included or covered by any warranties and service contracts in existence on the Commencement Date;

                  (xiv) any expenses and costs billed directly to or to be paid directly by any of Landlord's other tenants;

                  (xv) any costs incurred in connection with environmental compliance; and

                  (xvi) any costs or expenses related to maintaining Landlord's existence as a corporation, partnership or other entity or related to Landlord's general corporate overhead, home office and administrative expenses. Operating Expenses shall be determined on a cash or accrual basis, as Landlord may elect.

         b) Landlord shall furnish regular grass cutting and landscaping services to the Land. Landlord shall not be obligated to furnish any services other than the foregoing. The foregoing notwithstanding, Landlord shall provide any additional services requested by Tenant in addition to those stated above (including services at times other than those stated above); provided that such additional services are of the type which the Landlord is reasonably capable of performing in connection with its property management functions with respect to the Land and that Tenant pays Landlord's then prevailing charges for such additional services, which charges shall be reasonable and shall be based upon comparable charges for similar services on real property in the surrounding area If Tenant shall fail to make any such payment subject to the notice requirements and cure period for such default, Landlord may, in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Land; provided that in the event Landlord fails to provide the foregoing services for a period of thirty (30) days after having received from Tenant written notice of same, Tenant shall have the right to performed or to have performed such services and to charge the costs thereof to Landlord or to charge said costs against Rent.

8.         INSURANCE

         a) LIABILITY INSURANCE. Landlord agrees to carry Commercial General Liability insurance against claims for bodily injury, death or property damage covering the Land and adjoining streets and sidewalks and providing coverage with maximum limits of liability of not less than $3,000,000.00 for personal injury or death and property damage in any one occurrence, $5,000,000.00 in the aggregate per policy year, naming Tenant as additional insured. Only the actual cost of such insurance shall be included in Operating Expenses.

         b) CANCELLATION. All policies of insurance evidencing the coverage required by this Section 8 (collectively, "Insurance") shall contain a provision that thirty (30) days prior written notice will be provided to both Landlord and Tenant in the event of cancellation, non-renewal or material change in the insurance coverage, and that any loss otherwise payable under the insurance policy shall be payable notwithstanding any act or negligence of Landlord or Tenant that might, absent such agreement, result in a forfeiture of all or part of the insurance proceeds.

         c) INSURANCE FAILURE. If Landlord fails to effect, maintain or renew any Insurance, or to pay the premiums for the same, or to deliver to Tenant any certificates evidencing same after ten (10) days' written notice from Tenant requesting same, then, in addition to any other remedy available to Tenant, Tenant may (but shall not be obligated), upon five (5) days notice to Landlord, procure such insurance.



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Landlord shall reimburse Tenant for all amounts so paid within ten (10) days after Tenant notifies Landlord of any such payment; and if Tenant does not receive such reimbursement within said ten (10) day period, it shall have the right to set of the costs of such insurance against Rent.

9.       ASSIGNMENT AND SUBLETTING

         a) Except as otherwise provided herein, Tenant shall not assign this Lease or any interest under this Lease, sublet the Land, in whole or in part, mortgage or provide any other security interest in its leasehold interest or place or suffer to be placed any other lien on the Land or its leasehold interest, without the express written consent of the Landlord as provided in this Section 9. Any such assignment or subletting or granting of a security interest or lien in Tenant's leasehold interest shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease. Any purported or attempted sublease or assignment of this Lease or granting of a security interest or lien in Tenant's leasehold interest without Landlord's consent shall be void. In the event that Tenant desires to assign or sublet this Lease or to grant a security interest in its leasehold interest, Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket expenses in reviewing all pertinent information relating to the proposed assignment or subletting or security interest, including, but not limited, Landlord's attorneys' fees; provided that the aggregate reimbursement for any requested consent to an assignment or sublease or to a security interest in Tenant's leasehold interest shall not exceed two thousand and 00/100 dollars ($2,000.00).

         b) If Tenant requests Landlord's consent to an assignment of this Lease or to a subletting of all or a part of the Land or to the granting of any security interest in Tenant's leasehold interest (as to each, the "Requested Assignment"), Tenant shall submit to Landlord, in writing, at least twenty (20) days in advance of the date on which Tenant desires to make the Requested Assignment, notice of the name of the proposed assignee or subtenant or security interest holder, as the case may be, under the Requested Assignment and the proposed commencement date of the Requested Assignment, together with copies of all agreements entered into or contemplated to be entered into regarding the Requested Assignment, and such information as Landlord may reasonably request regarding, as applicable, the nature and character of the business of the proposed assignee or subtenant or the nature and character of the security interest proposed to be granted with respect to Tenant's leasehold interest under the Requested Assignment. Landlord shall have the option (to be exercised within fifteen (15) days from Landlord's receipt of Tenant's submission of written request for consent to the Requested Assignment), (i) to consent to the Requested Assignment (in which event Tenant shall deliver to Landlord fully-executed legible, correct and complete copies of all agreements relating to the Requested Assignment); or (ii) to refuse to consent (BASED UPON REASONABLE GROUNDS) to the Requested Assignment. If Landlord should fail to notify Tenant in writing of such election within such fifteen (15) day period, Landlord shall be deemed to have elected option (i) above. Notwithstanding Landlord's consent to any Requested Assignment, no further or subsequent assignment or subletting or granting of a security interest in Tenant's leasehold interest shall be permitted unless Landlord consents in writing thereto as provided above.

         c) Notwithstanding the foregoing, Tenant shall have the right, without the prior written consent of Landlord, to assign this Lease or to sublease all or any portion of the Land ("Permitted Assignment") to any person or entity who
(i) has Control (as hereinafter defined) of Tenant; (ii) is under Control by an entity which also has Control of Tenant; (iii) is under Control by Tenant; (iv) is the successor to Tenant by merger or consolidation; or (v) is the purchaser of all or substantially all of the assets or capital stock of Tenant. "Control" shall mean the ownership of fifty percent (50%) or more of the subject entity's capital stock or other analogous ownership interest. Tenant shall provide Landlord with written notice of each Permitted Assignment, within ten (10) days from the date that such Permitted Assignment is to be effective, which written notice shall identify the name and address of the assignee or subtenant under said Permitted Assignment and the effective date of such Permitted Assignment. Further, as an additional Permitted Assignment, Tenant shall have the right to sublease to "Watson's Restaurant space on the Land for purposes of an outdoor, paved parking facility.

         d) Landlord shall not have the right to assign this Lease, in whole or in part, without the prior consent of Tenant, which consent shall not be unreasonably withheld or conditioned or unduly delayed. The foregoing notwithstanding, Tenant hereby consents to the assignment by Landlord of its interest under this Lease to a new limited liability company, to be formed under the name of Neyer Lake Forest II, LLC. Upon such assignment, Landlord shall promptly provide Tenant with written notice of same and confirm the name and notice address of the new Landlord.

10.      ALTERATIONS

         Except for the installation of improvements necessary to use the Land as an outdoor, paved parking facility, Tenant shall make no alterations or any improvements to the Land without the prior written consent of Landlord, which consent shall not be unreasonably withheld or conditioned or unduly delayed. If Landlord desires that Tenant remove any alterations at the expiration of this Lease, it must notify Tenant of same in writing at the time it gives Tenant consent to make such alterations (provided Tenant shall not be required to remove any outdoor, paved parking facility installed by or behalf of Tenant as permitted by this Lease). Except to the extent that Landlord has otherwise directed Tenant to remove the alterations as provided in the preceding sentence, any such alterations shall become a part of the Land and shall not be removed by Tenant from the Land, such alterations being the property of Landlord. In the event any such alterations are made by Tenant to the Land with Landlord's consent, Tenant shall (i) use such contractors as are reasonably acceptable to Landlord, (ii) make or cause to be made such improvements in a good and workmanlike manner, (iii) secure all required permits and approvals, and (iv) promptly remove and discharge any and all liens or claims made as a result thereof. Tenant agrees to indemnify and hold Landlord harmless from all costs, expenses and attorneys' fees arising directly or indirectly from any such alterations. Tenant's contractors shall carry insurance, including worker's compensation, builder's risk and liability insurance in such amounts and form as are reasonably acceptable to Landlord.

11.      SIGNS

         Tenant shall have the right to install such signs on the Land as it determines are necessary or desirable; provided that Tenant shall comply and shall be responsible for compliance with all applicable governmental rules, regulations and codes in connection with such signs. Notwithstanding the foregoing, Tenant shall be required to obtain the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or unduly delayed) in connection with signs Tenant intends to erect for a new subtenant or assignee, which new subtenant or assignee has been approved by Landlord pursuant to Section 9 hereof or which is a new subtenant or assignee under a Permitted Assignment.

12.      EMINENT DOMAIN

         If all or any part of the Land shall be taken, condemned or appropriated under power of eminent domain or by any competent authority for any public or quasi-public use or purpose, whether such taking, condemnation or appropriation be by agreement (i.e. negotiated settlement) or by suit, then this Lease shall terminate as to the part so taken on the day when Tenant is required to yield possession thereof, and Landlord shall use its best efforts to make such repairs and alterations as may be necessary in order to restore the part not so taken to useful condition within (60) days from the date Tenant is required to yield possession, and the Rent due hereunder shall be reduced equitably. If Landlord fails to use its best efforts to repair and restore the Land within said sixty (60) day period, then Tenant may, after providing Landlord with thirty (30) days' written notice of such failure, terminate this Lease by written notice thereof to Landlord or Tenant may elect to make or complete such repairs and alterations, and Landlord shall reimburse Tenant promptly upon demand for the reasonable costs thereof. To the extent that Landlord fails to reimburse Tenant within ten (10) days from the date Tenant has made a written demand for such reasonable costs, Tenant shall have the right to set off such unreimbursed costs against Rent. Notwithstanding the foregoing, to the extent Landlord's failure to timely repair and restore the Land is the result of the acts or omissions of Landlord or Landlord's agents, employees or contractors, the






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

exercise by Tenant of the foregoing right to terminate or the right to restore on Landlord's behalf shall not preclude or otherwise prevent Tenant from pursuing any other rights or remedies which are available at law or in equity. To the extent such repairs and alterations in connection with said restoration render any portion of the remaining Land untenantable, Rent shall be abated equitably as to that part of the remaining Land which has been rendered untenantable during the period of such restoration. Tenant shall have the option to terminate this Lease if a Substantial Portion (as defined in Section 13 hereof) of the Land is so taken. The option to terminate shall exist as of the date when Tenant is required to yield possession of such portion of the Land.

         In the event of any such taking or appropriation, Landlord shall be entitled to all judgments, awards or compensation paid on account thereof; provided, however, that Tenant shall be entitled to any compensation awarded by any said governmental agency (or any division thereof) (to the extent the compensation awarded does not reduce Landlord's award) for loss of business, cost of removal of stock and fixtures and re-location costs and expenses (including, without limitation, increased rental) as well as the loss of its interest under this Lease and the value of any unamortized investment Tenant has made in improvements or alterations to the Land.

13.      FIRE AND CASUALTY

         If less than a Substantial Portion of the Land is damaged by fire or other casualty ("Casualty"), Landlord shall repair and restore the damaged portion of the Land to substantially the same condition prior to such Casualty within one hundred eighty (180) days after the date of such Casualty, except that Landlord shall not be required to repair or restore any leasehold improvements installed in the Land by Tenant. If Landlord fails to repair and restore the Land within one hundred eighty (180) days after the date of such Casualty, then Tenant may, at any time after expiration of said one hundred eighty (180) day period and before such repair and restoration is completed by Landlord, elect to terminate this Lease by written notice thereof to Landlord or to make or complete such repairs and restoration, and Landlord shall reimburse Tenant promptly upon demand for the reasonable costs thereof. To the extent that Landlord fails to reimburse Tenant within ten (10) days from the date Tenant has made a written demand for such reasonable costs, Tenant shall have the right to set off such unreimbursed costs against Rent. Notwithstanding the foregoing, to the extent Landlord's failure to timely repair and restore the Land is the result of the acts or omissions of Landlord or Landlord's agents, employees or contractors, the exercise by Tenant of the foregoing right to terminate or the right to restore on Landlord's behalf shall not preclude or otherwise prevent Tenant from pursuing any other rights or remedies which are available at law or in equity.

         If the entire Land or a Substantial Portion thereof is damaged by a Casualty such that it cannot be restored to substantially its condition prior to such Casualty within one hundred eighty (180) days (as determined by mutual agreement of Landlord and Tenant) after the Casualty date, or if the Casualty occurs during the last twelve (12) months of the term of this Lease, or if the insurance proceeds received by Landlord are insufficient to restore the Land to substantially its condition prior to the Casualty, then either party hereto may elect, by giving written notice to the other within sixty (60) days after the Casualty date, to terminate this Lease. If this Lease has not been terminated by the date sixty (60) days after the Casualty date, then Landlord shall with due diligence repair and restore the Land to substantially its condition prior to the Casualty.

         Rent shall be abated equitably with respect to that portion of the Land which is rendered untenantable as a result of a Casualty and/or as a result of repair and restoration activities in connection with a Casualty from the date of casualty until the date on which the Land have been restored to substantially its condition prior to such Casualty.




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

         If this Lease is not terminated pursuant to this Section 13, Tenant shall as promptly as practicable after the occurrence of any damage or destruction make such repairs and replacements in the Land as are necessary to restore Tenant's leasehold improvements.

         A "Substantial Portion" of the Land, for the purposes of Section 12 and 13 of this Lease, shall be deemed to mean that Tenant is unable to use thirty-five percent (35%) or more of the space on the Land for expansion of its business from the First Premises to the Land as contemplated by this Lease.

14.      INDEMNIFICATION

         Subject to Section 31 hereof, each of the Parties hereto (the "Indemnifying Party") shall indemnify and save harmless the other (the "Indemnified Party") against and from all expenses, liabilities, obligations, damages, penalties, claims, accidents, costs and expenses, including reasonable attorneys' fees paid, suffered or incurred for death or damage or injury to persons or property in whole or in part as a result of any breach by the Indemnifying Party, its agent, independent contractors, servants, employees or licensees, of any covenant, representation, warranty, or condition of this Lease or arising out of the carelessness, negligence, or improper conduct of the Indemnifying Party, its agents, servants, employees or licensees resulting from its performance of its obligations under this Lease or its use and occupancy of the Land. The indemnification obligations contained in this Section 14 are expressly conditioned on the Indemnified Party's giving the Indemnifying Party prompt written notice of any action, proceeding, claim or demand which may trigger the indemnification obligation. Tenant's liability under this Lease extends to the acts and omissions of any subtenants, and any agent, servant, employee, or licensee of any subtenant. The obligations of indemnity under this Section shall survive the expiration or earlier termination of this Lease.

15.      TENANT DEFAULT

         If any one or more of the following events shall occur and be continuing: (i) the Rent or any part thereof or any other payment due from Tenant to Landlord hereunder shall at any time be past due in arrears and unpaid for a period of ten (10) days from the date Tenant has received written notice thereof from Landlord (provided that Landlord shall have no obligation to provide more than two (2) notices of such monetary default in any consecutive twelve (12) month period during the term of this Lease), or (ii) Tenant shall default in the performance of any of the other covenants and agreements of this Lease, except failure to maintain insurance coverage which shall be an immediate default, and shall fail to remedy such default within thirty (30) days after Tenant has received written notice of such default from Landlord, or if such default cannot with reasonable diligence be cured within thirty (30) days, Tenant shall fail to commence a remedy of such default within thirty (30) days, or (iii) Tenant shall make any assignment of substantially all of Tenant's assets for the benefit of its creditors or be adjudicated a bankrupt, or (iv) Tenant shall file an application in Federal District Court for the reorganization seeking a compromise or settlement of its indebtedness, or (v) the interest of Tenant shall be sold under execution or other legal process, or
(vi) a receiver or trustee is appointed for substantially all of the property of Tenant and shall not be discharged within forty-five (45) days after such appointment, then, and in any one or more of such events, Landlord, at its option, may do any one or more or all of the following:

         a) Terminate this Lease and re-enter into and upon the Land and again have, repossess, and enjoy the same with all of the improvements then located thereon as if this Lease had not been made, in which event this Lease and everything therein contained on the part of the Landlord to be kept and performed shall cease, and be utterly void without prejudice, however to Landlord's right of action for unpaid Rent and/or breach of this Lease.

         b) Relet the Land upon such terms as Landlord may, from time to time, elect, and apply the net proceeds towards Tenant's obligations hereunder; notwithstanding the foregoing, Tenant agrees, regardless of whether Landlord has relet the Land, to pay to Landlord the Rent herein agreed to be paid by Tenant, less the proceeds of reletting, if any, plus the cost of tenant improvements, leasing





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

commissions and any and all costs related to reletting the Land. Landlord shall use reasonable efforts to relet the Land.

         c) Charge a late payment fee of five percent (5%) on any overdue payment to cover the extra expense incident to handling delinquent accounts.

16.      HOLDING OVER

         Unless otherwise agreed to in writing by Landlord and Tenant, Tenant shall have no right to retain possession of the Land or any part thereof after the termination of the term of this Lease. The foregoing notwithstanding, if Tenant shall not have vacated the Land by the termination date of the term of this Lease, Tenant shall be deemed a tenant from month to month only and shall pay Landlord Rent at a monthly rate of 125% of the Rent in effect immediately prior to the termination date for the time that Tenant remains in possession. In such event, the rights and obligations of Landlord and Tenant shall be governed, except as to Rent and duration (which shall be governed by the preceding sentence), by the provisions of this Lease. No such holding over shall be deemed to constitute a renewal or extension of the term hereof.

17.      LANDLORD'S WARRANTIES AND REPRESENTATIONS

         Landlord warrants and represents to Tenant that:

         a) Landlord has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of Rent and performance of the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Land.

         b) Landlord own fees simple title to the Land, free and clear of any liens, encumbrances, restrictions and violations (or claims or notices thereof), except as set forth on Exhibit "B" attached hereto and incorporated herein.

         c) To the best of Landlord's knowledge, no notification of release of a hazardous substance pursuant to CERCLA (as defined in Section 19 hereof) or the Federal Clean Water Act, or any environmental law, regulation or ordinance has been filed as to the Land.

         d) To the best of Landlord's knowledge, no hazardous, toxic or polluting substances (including petroleum products) have been released, discharged or disposed of on the Land.

         e) To the best of Landlord's knowledge, no underground storage tanks, asbestos or PCB's are or have been located anywhere on the Land.

         f) Landlord has not received any request for information, notices of claim, demand letters, or other notification relevant to the Land with respect to any investigation or clean up of hazardous substance releases.

The foregoing representations and warranties of Landlord shall survive the expiration or earlier termination of this Lease.

18.      LANDLORD'S AND TENANT'S REMEDIES

         All rights and remedies of Landlord and Tenant herein shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies in this Lease provided, Landlord and Tenant shall each have and enjoy all rights and remedies to which each is





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

entitled under law and in equity. Further, all rights and remedies of Landlord and Tenant shall survive the expiration or earlier termination of this Lease.


19.      ENVIRONMENTAL

         a)       Tenant covenants and agrees with Landlord as follows:

                  a.1) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the use and operation of the Land by Tenant (except for those notices, permits, licenses or similar authorizations which Landlord is required to file or obtain under this Lease), or anyone claiming by, through or under Tenant, including, without limitation, treatment, storage, disposal or release of a hazardous substance or solid waste into the environment shall be duly obtained or filed by Tenant at its expense.

                  a.2) All hazardous substances or solid waste generated at the Land by Tenant shall be transported, treated and disposed of only by carriers maintaining valid permits under the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), as amended ("RCRA") and any other environmental laws, and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any other environmental laws.

                  a.3) The use of the Land by Tenant, or anyone claiming by, through or under Tenant, shall not result in the unlawful or unauthorized disposal or other release of any hazardous substance or solid waste on or to the Land.

                  a.4) DEFINITIONS. The terms "hazardous substance," "release," and "threatened release" have meanings as specified in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), and the terms "solid waste" and "disposal" (or "disposed") have meanings as specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply after the effective date of such amendment, and provided further that to the extent the laws of the State of Ohio establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. The term "environmental laws" means any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any governmental authority pertaining to health or the environment in effect in any and all jurisdictions in which the Land is located, including, without limitation, the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, and the Toxic Substances Control Act, all as amended and including all regulations, permits, and orders issued thereunder.

                  a.5) Tenant, for itself and its successors and assigns, hereby undertakes to protect, indemnify and save Landlord, and its successors and assigns, harmless from any and all liability, loss or damage that Landlord or its successors or assigns may suffer as a result of claims, demands, costs, or judgments against any or all of them, by any third party (including without limitation, any governmental authority) to the extent any such liability, loss or damage arises from any actual or alleged violation by Tenant or anyone claiming by through or under Tenant (except Landlord acting on behalf of Tenant in Landlord's capacity as manager pursuant to its property management functions under this Lease) of any environmental law, including, but not limited to, liability for costs and expenses of abatement, correction or cleanup, fines, damages, defense costs and penalties, and liability for personal injury or property damage arising under any statutory or common law tort theory, including, without limitation, damages assessed for the maintenance of any public or private nuisance, or for the carrying on of any abnormally dangerous activity. The provisions of this indemnity shall survive the expiration or earlier termination of this Lease, but shall only apply to claims, demands, costs or judgments arising due to occurrences or activities which occur on or after the date Tenant takes possession and during the term of this Lease.

         b) Landlord, for itself and its successors and assigns, hereby undertakes to protect, indemnify and save Tenant, and its successors and assigns, harmless from any and all liability, loss or damage that Tenant, or its successors or assigns may suffer as a result of claims, demands, costs or judgments against any or all of them by any third party (including without limitation, any governmental authority) to the extent any such liability, loss or damage arises from any actual or alleged violation by Landlord or anyone claiming by, through or under Landlord (including violations committed or alleged to have been committed by Landlord while acting on behalf of Tenant in Landlord's capacity as manager pursuant to its property management functions under this Lease), or any predecessor owner or occupant of the Land of any environmental law, including but not limited to, liability for costs and expenses of abatement, correction or clean up, fines, damages, defense costs and penalties, and liability for personal injury or property damage arising under any statutory or common law tort theory, including without limitation, damages assessed for the maintenance of any public or private nuisance, or for the carrying on of any normally dangerous activity. The provisions of this indemnity shall survive the expiration or earlier termination of this Lease.

20.      TENANT'S PROPERTY

         All trade fixtures, equipment and other property owned by Tenant shall remain the property of Tenant without regard to the means by which, or the person by whom the same are installed in or attached to the Land, and Landlord agrees that Tenant shall have the right at any time, and from time to time, to remove any and all of its trade fixtures, equipment and other property provided that Tenant restores the Land to its original condition, normal wear and tear excepted. Further, Landlord hereby waives any and all lien rights it may have, statutory or otherwise, concerning the trade fixtures, equipment and other property owned by Tenant and located on the Land.

21.      LABOR

         Landlord and Tenant agree to comply with and to require their respective contractors to comply with all federal, state and local laws, ordinances, regulations and requirements relating to the employment, conditions of employment and hours of labor in connection with any demolition, construction, alteration or repair work done by or for Landlord or Tenant in or about the Land.

22.      SPECIAL STIPULATIONS

         a) No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

         b) All of the covenants of the parties hereunder shall be deemed and construed to be "conditions" as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

         c) Landlord and Tenant agree that this Lease shall not be recorded; however, Landlord agrees that, at the request of Tenant, it will promptly execute a Memorandum of Lease describing Tenant's rights hereunder to Tenant's reasonable satisfaction, in the form prescribed by statute, which Memorandum of Lease shall then be so filed for record.

         d) Neither party has made any representations or promises, except as contained herein or in some further writing signed by the party making such representation or promise.

         e) This Lease shall not be binding until and unless all parties have signed it; provided, however, that this Lease may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         f) Any person executing this Lease as agent for or officer of a principal, corporation or partnership warrants his authority to do so and further warrants his authority to execute any and all other documents in connection with this Lease and the transactions contemplated herein.

         g) Any dispute between the parties with respect to a material breach of this Lease which cannot be settled by Landlord and Tenant shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended and in effect on the date notice is given of the intention to arbitrate, which arbitration shall be conducted in the City of Cincinnati, Ohio. The determination of the arbitrators shall be final, binding and conclusive on all the parties, and judgement may be rendered thereon by any court having jurisdiction, upon application of either Landlord or Tenant.

23.      DEFAULT BY LANDLORD

         If Landlord shall breach any material agreement, condition or other provision in this Lease, and shall not cure such breach within thirty (30) days after notice in writing from the Tenant specifying the breach (or, if such breach cannot reasonably be cured with said thirty (30) day period, shall not commence to cure within thirty (30) days after receipt of written notice from Tenant of such breach and thereafter prosecute the curing of such breach to completion with due diligence), Tenant, at its option, may cure such a breach of this Lease by Landlord by exercising any rights and remedies available under the laws of the State of Ohio. Tenant may also, at its option, and after thirty (30) days written notice to Landlord specifying any default, in the performance or observance of any agreement, condition or other provision in this Lease, without waiving any claims for breach of agreement, cure such default for the account of Landlord, and the Landlord shall reimburse Tenant for any amount paid and any expense or contractual liability so incurred within ten (10) days after the giving of notice thereof to Landlord by Tenant. To the extent that Landlord fails to reimburse Tenant within said ten (10) day period, Tenant shall have the right to set off such unreimbursed costs against Rent.

24.      LIABILITY OF LANDLORD
         Intentionally deleted.

25.      TENANT'S RIGHT TO DEFEND

         Tenant shall have the right to defend or otherwise contest, at its own expense and in its own name, or in the name of Landlord, after due notice to Landlord, to such extent as Tenant may deem necessary, any suits, actions or claims filed or made by any third party which may in the judgment of Tenant threaten any rights of Tenant relating to the Land or in any way Tenant's possession or right of possession of the Land, but nothing herein contained shall restrict Landlord, at Landlord's sole cost and expense, from defending, contesting or participating in the defense or contest of any such suit or action if in the judgment of Landlord the interests of Landlord shall so require. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

26.      ACCESS TO LAND

         Landlord, or its agents, shall have the right, upon prior notice of at least one (1) business day, except in case of emergency, to enter upon the Land at times mutually acceptable to Landlord and Tenant for the purpose of inspecting same, or of performing maintenance thereon or repairing or maintaining any property owned or controlled by Landlord. Landlord shall have the right, during the last twelve (12) months of the term of this Lease, to (i) show the Land, after providing prior notice to Tenant of at least one (1) business day and at times mutually acceptable to Landlord and Tenant, to prospective tenants and






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

other interested parties, while at all times during such showings being accompanied by an authorized agent or employee of Tenant; and (iii) maintain signage indicating the Land's availability.

27.      QUIET ENJOYMENT

         Landlord agrees that Tenant, paying the rents and performing the covenants of this Lease, may quietly have, hold and enjoy the Land during the term of this Lease.

28.      SURRENDER

         At the expiration or earlier termination of this Lease, Tenant shall surrender the Land, including any improvements, additions and other leasehold improvements made by Tenant (including, without limitation, any paved or other surface parking installed by Tenant in connection with a Permitted Assignment to "Watson's Restaurant"), to Landlord in as good condition as on the Commencement Date, excepting ordinary wear and tear and casualty and condemnation damage. By the expiration or earlier termination of this Lease, Tenant shall remove all of Tenant's personal property and trade fixtures from the Land, and Tenant shall repair any damage to the Land caused by the removal of Tenant's personal property and trade fixtures. If Tenant fails to so remove Tenant's personal property and trade fixtures, Landlord may (but shall not be obligated to) remove Tenant's personal property and trade fixtures and store the same and repair all damage caused by the removal, all at Tenant's expense. In that event, Tenant shall reimburse Landlord for all costs and expenses incurred in the removal, the storage or personal property and trade fixtures and the repair of the Land, within ten (10) days after Landlord notifies Tenant of the amount of the costs and expenses.

29.      WAIVER

         The waiver by Landlord of the breach of any of the covenants or conditions by Tenant, or the consent by Landlord to any assignment by Tenant, shall not affect the right of remedy of the Landlord for any future breach or assignment without consent; but such right of remedy may be pursued as if no such waver or consent had been given.

         The waiver by Tenant of the breach of any of the covenants or conditions by Landlord, or the consent by Tenant to any assignment by Landlord, shall not affect the right of remedy of the Tenant for any future breach or assignment without consent; but such right of remedy may be pursued as if no such waiver or consent had been given.

30.      NOTICE

         Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party of this Lease to the other, such notice or demand shall be given in writing and forwarded by certified mail or overnight courier delivery, and shall take effect upon receipt by the receiving party, addressed as follows:

         To Landlord:               Al Neyer, Inc.
                                    3800 Red Bank Road
                                    Cincinnati, OH 45227
                                    Attn:  Property Management Department


         With a Copy To:            Keating, Muething & Klekamp, P.L.L.
                                    1400 Provident Tower
                                    One East Fourth Street
                                    Cincinnati, OH 45202
                                    Attn:  Gail G. Pryse, Esq.

         To Tenant:                 Cintech Solutions, Inc.
                                    2100 Sherman Avenue
                                    Norwood, OH 45212-2736
                                    Attn: Michael E. Freese

         With a Copy To:            Dinsmore & Shohl, LLP
                                    1900 Chemed Center
                                    255 E. Fifth Street
                                    Cincinnati, Ohio 45202
                                    Attn:  Paul R. Mattingly

         Such address may be changed from time to time by either party by serving notices as above provided. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

31.      WAIVER OF CLAIMS AGAINST PARTIES

         Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Land or to either such party, their respective agents, employees, invitees or contractors, by reason of fire, the elements, or any other cause which is insured against under the terms of standard fire and extended coverage insurance policies referred to in Section 8 hereof or is otherwise insured against under an insurance policy maintained by the party suffering such loss or damage, regardless of cause or origin, including any negligence of the other party hereto and/or its agents, officers, or employees, and each party covenants that no insurer shall hold any right of subrogation against such other party; provided, however, that the foregoing waivers shall only apply to the extent of any recovery made by the parties hereto under any policy of insurance now or hereafter issued. Each party hereto agrees to give immediately to any insurer that has issued to it policies of fire and extended coverage insurance written notice of the mutual waiver contained in this provision and to have such policies endorsed, if necessary, to prevent the invalidation of insurance coverage by reason of such mutual waiver.

32.      SUBORDINATION

         Tenant agrees that its rights hereunder are subordinated to the lien of any mortgage or mortgages to any bank, insurance company or any other lender now or hereafter enforced against the Land or any part thereof, and to all advances made or hereafter to be made upon the security thereof, subject, however, to the requirement that Tenant be provided a Non-Disturbance Agreement (as hereinafter defined) with respect to each such lien or mortgage.

         Tenant will cooperate in executing any instrument of subordination and nondisturbance required by any mortgagee, provided that the mortgagee shall execute and deliver to Tenant a nondisturbance agreement in a form reasonably satisfactory to Tenant's counsel which shall state that (i) Tenant will not be evicted in the event of foreclosure or ejectment of Landlord for noncompliance with the conditions of any mortgage or lien on the Land so long as Tenant shall pay the Rent and shall otherwise comply with all of the other terms and provisions of this Lease, and (ii) the successor landlord will honor the terms of this Lease, and (iii) such instrument will not impose further obligations on Tenant (collectively, a "Non-Disturbance Agreement").

33.      SUCCESSORS AND ASSIGNS

         This Lease and all of its terms, covenants and provisions shall inure to the benefit of, and be binding upon, the parties and their respective administrators, executors, successors and assigns.

34.      MISCELLANEOUS

         This Lease and all of its terms, covenants and provisions shall be governed by and construed under the laws of the State of Ohio.

35.      ESTOPPEL CERTIFICATES

         Each party hereto will, within ten (10) days after receipt from the other, execute an estoppel certificate certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such person(s) requesting the estoppel certificate may reasonably require with respect to the status of this Lease.

36.      NET LEASE

         The parties do hereby declare and state that this Lease is of a kind commonly known as "Net Lease." Accordingly, Tenant agrees to bear and pay for all items as previously specified in other Sections of this Lease, subject to other Sections of the Lease:

         a) Subject to the other Sections of this Lease, Landlord shall receive from Tenant the Rent agreed to be paid by Tenant hereunder without reduction on account of any matter or thing; and

         b) Landlord, at the expiration of or termination of this Lease, shall receive possession of the Land, in accordance with the covenants of Tenant contained herein, free and clear of all claims, liens, charges and encumbrances, except those to which the Land are now subject, or which may be placed thereon by Landlord, or which shall arise because of breach by Landlord of any covenant or covenants of Landlord contained herein or which have not been caused by the act or omission of Tenant or of Tenant's employees, agents or contractors.



37.      TIME IS OF THE ESSENCE

         In all instances where either party is required to pay any sum or do any other act at a particular time or within a specified period, it is understood that time is of the essence, subject to applicable cure periods.

38.      FINANCIAL STATEMENTS

         a) Tenant acknowledges that it has provided Landlord with its financial statement(s) as a primary inducement to Landlord's agreement to lease the Land to Tenant, and that Landlord has relied on the accuracy of said financial statement(s) in entering into this Lease. Tenant represents and warrants that the information contained in said financial statement(s) is true, complete and correct in all material aspects, and agrees that the foregoing representations shall be a precondition to this Lease.

         b) At the reasonable request of Landlord, upon Landlord's refinancing of the property debt or of a potential property sale, Tenant shall furnish to Landlord a balance sheet of Tenant as of the end of the most current fiscal year and a statement of income and expense for that same year, along with a certificate of the chief financial officer, owner or partner of Tenant to the effect that the financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations of Tenant as of and for the period covered. Notwithstanding the foregoing, so long as Tenant is a public company, Tenant shall only be obligated to provide or disclose to Landlord those balance sheets, statements of income and expense






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

and other financial statements and information which are in the public domain and will have no obligation to provide or disclose any interim statements.

39.      NEW LEASE

         a) Tenant is hereby granted an option (the "Option") to cancel this Lease and to enter into a new lease of the Land for the purpose of expanding its business conducted on the First Premises to the Land, which Option may be exercised by Tenant at any time during the term of this Lease by written notice to Landlord that Tenant is exercising the Option. In the event Tenant exercises the Option as provided in the preceding sentence, Tenant's obligation to pay Rent hereunder shall automatically cease and this Lease shall terminate; provided that Landlord's obligation to comply with the last paragraph of Section 5 of this Lease shall survive such termination and shall continue to be binding upon Landlord until such time as Landlord and Tenant enter into a new lease for the Land as provided herein (the "New Lease"). Within one hundred and twenty
(120) days from the date Landlord receives Tenant's written notice exercising the Option (the "Execution Period"), Landlord and Tenant shall (both to act with due diligence and in good faith) enter into the New Lease, the terms and conditions of which shall include the following terms:

                  (i) that Landlord shall construct on the Land a commercial building, containing a minimum of twenty-five thousand (25,000) square feet of space (the "New Building"), together with the parking areas, drives, utility facilities and related improvements which are mutually acceptable to Landlord and Tenant and which are comparable in quality, design and aesthetics to the Building Improvements;

                  (ii) that, if the Option is exercised during the first twenty-four (24) months of the Initial Term (as defined by the First Lease, and collectively, with any renewal terms which may be exercised under the First Lease, the "Term"), the initial term of the New Lease (the "New Initial Term") shall be co-terminus with the Initial Term but if the Option is exercised after the first twenty-four (24) months of the Initial Term, the New Initial Term shall be a minimum of eighty-four (84) months;

                  (iii) that Tenant shall have two (2) options of renewing the New Lease for a period of sixty (60) months with respect to each such option to renew (collectively, "New Renewal Terms" or, individually, "New Renewal Term");

                  (iv) that the initial base rent to be paid under the New Lease for the New Initial Term shall be determined as follows:

                           (1) if the Option is exercised during (A) the first
                  twelve (12) months of the Initial Term (the "First Rate Period") or (B) the sixty-first (61st) month through the seventy-second (72nd) month of the Initial Term (the "Second Rate Period"), the initial base rent to be paid during the New Initial Term shall be the same rent per square foot which is then in effect under the First Lease during the First Rate Period or the Second Rate Period, as the case may be, as set forth in the rent chart attached hereto as Exhibit "C" (the "Rent Chart"). For purposes of this Lease, the first twelve
                  (12) months of the first renewal term of the First Lease shall be referred to herein as the "Third Rate Period", and the first twelve (12) months of the second renewal term of the First Lease shall be referred to herein as the "Fourth Rate Period" (collectively, the First Rate Period, the Second Rate Period, the Third Rate Period and the Fourth Rate Period shall be referred to herein as the "Rate Periods" or, as to any one of them, "Rate Period"); or

                           (2) if the Option is exercised in a month other than
                  a month occurring during the First Rate Period or the Second Rate Period (a "Non Rate Period"), then the initial base rent under the New Lease for the New Initial Term shall be the rent per square foot which corresponds to the month during the Term in which the Option was






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

                  exercised as set forth in the Rent Chart, which initial base rent shall remain the same during the New Initial Term until the commencement of the next Rate Period. Commencing with the first day of such next Rate Period, the initial base rent under the New Lease for the New Initial Term shall be equal to the rent per square foot charged for such next Rate Period as shown on the Rent Chart; and

                           (3) Anything herein to the contrary notwithstanding
                  and for purposes of clarification, after the initial base rent for the New Initial Term has been established pursuant to subparagraph (1) or (2) of this subsection (iv), in the event that a subsequent Rate Period occurs or subsequent Rate Periods occur within the New Initial Term, the initial base rent in the New Initial Term shall be adjusted such that the initial base rent charged in the New Initial Term is equal to the rent per square foot charged under the First Lease for each such subsequent Rate Period.

                  (v) that base rent under the New Lease shall increase by ten (10%) for each New Renewal Term elected by Tenant;

                  (vi) that the tenant improvement allowance under the New Lease shall be based upon the amount per square foot which corresponds to the month during the Initial Term in which the Option has been exercised as set forth in the tenant improvement allowance chart attached hereto as Exhibit "D";

                  (vii) that the terms and conditions of the New Lease (including, without limitation, those terms and conditions applicable to the Building Improvements) shall be substantially similar to that which are contained in the First Lease; and

                  (viii) that the New Lease shall include such other terms and conditions as are mutually acceptable to Landlord and Tenant.

         b) In the event that Landlord and Tenant have not entered into the New Lease within the Execution Period after both have acted diligently and in good faith, unless the Execution Period is extended by mutual agreement of Landlord and Tenant, both parties' obligations to enter into the New Lease shall terminate; provided that Tenant may still elect one of the following options as of the date the Execution Period expires:

                  (i) Tenant may elect to cause this Lease to recommence and to continue for the balance of the term of this Lease (the "Recommencement Option"), subject to all of the same rights and obligations which are set forth in this Lease, including, without limitation, Tenant's right to the Option. In the event that Tenant desires to exercise the Recommencement Option, then, within thirty (30) days from the date the Execution Period expires, Tenant shall provide Landlord with written notice of Tenant's desire to exercise the Recommencement Option and shall deliver to Landlord one (1) monthly payment of Basic Rent and one (1) monthly payment of Additional Rent, and the term of this Lease shall recommence on the date set forth in said written notice. The foregoing monthly payments of Basic Rent and Additional Rent are for rent due in the month in which the Recommencement Option is exercised and shall be treated as advance payments of Basic Rent and Additional Rent. Notwithstanding the foregoing, in the event that the date set forth in said written notice is other than on the first day of a month, the monthly payment of Basic Rent and Additional Rent delivered to Landlord pursuant to the preceding sentence shall be prorated on a per diem basis for such partial month; or

                  (ii) Tenant may elect to purchase the Land from Landlord (the "Purchase Option") (collectively, the Recommencement Option and the Purchase Option shall be referred to herein as the "Additional Options") for a purchase price which shall be determined by the following formula (the "Purchase Price"):
Purchase Price = 10 (Actual Square Feet x 1.25). In the event Tenant desires to exercise the Purchase Option, Tenant shall provide Landlord with written notice of same within thirty






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

(30) days from the date the Execution Period expires. Within sixty (60) days from the date Landlord receives the foregoing written notice, the closing (the "Closing") of the sale of the Land to Tenant shall occur at a time and place which is mutually acceptable to Landlord and Tenant. At the Closing, the following, which shall be concurrent conditions, shall occur: (1) Landlord shall convey the Land to Tenant by general warranty deed (with release of dower if applicable), which deed shall convey title free, clear and unencumbered, except for and subject only to (A) easements and restrictions of record, (B) all liens for real estate taxes and assessments not yet due and payable, and (C) legal highways; (2) Tenant shall pay to Landlord the Purchase Price by cashier's or certified check or bank wire transfer to Landlord's account, as directed by Landlord, less (A) the amount of any transfer taxes to be paid in connection with the transfer of the Land to Tenant, (B) the amount of any payments to mortgage or other lien holders to release or cancel any encumbrances on the Land, and (C) any other amounts customarily paid by sellers in a commercial real estate sale transactions in Hamilton County, Ohio; and (3) Landlord and Tenant shall each execute and deliver to the other such other documents and instruments as each party may reasonably request (including, without limitation, any documents customarily requested by title insurance companies in connection with the issuance of an owner's or lender's policy of title insurance in a commercial real estate transaction) in connection with the sale of the Land.

           The foregoing notwithstanding, Landlord's obligation to comply with the last paragraph of Section 5 of this Lease shall survive the expiration of the Execution Period until the first to occur of the following: (i) the periods of time within which Tenant may exercise the Additional Options, as above provided, have expired and Tenant has not exercised either of the Additional Options or (ii) the Closing has occurred and the Land has been conveyed to Tenant as above provided. In the event that Tenant fails to exercise either of the Additional Options within thirty (30) days from the date the Execution Period expires, Tenant shall be deemed to waived both of the Additional Options, and the Option, the Purchase Options and this Lease, and all rights and obligations thereunder, shall be deemed terminated and of no further force and effect.

c) Notwithstanding anything herein to the contrary, in the event that the First Lease is terminated due to the default by Tenant under the terms thereof, this Lease, the Option, the Additional Options and all other rights of Tenant hereunder shall be deemed to have terminated on the date on which the termination of the First Lease is effective.




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




         IN WITNESS WHEREOF, Landlord and Tenant, through their duly authorized representatives, have caused this Lease to be executed s of the date and year first above written.




WITNESSES:                                  LANDLORD:

                                            AL NEYER, INC., an Ohio corporation


 /s/ Ellen Mayleben                         By:  /s/ James T. Neyer
-----------------------                        --------------------------------
                                                James T. Neyer, Vice President
 /s/ Kenneth E. Schon
-----------------------
                                            TENANT:

                                            CINTECH SOLUTIONS, INC.,
                                            a(n) Ohio Corporation
                                                 ------------------------------


 /s/ Michael E. Freese
----------------------

                                            By: /s/ Diane M. Kamionka
                                               --------------------------------

 /s/ James A. Conrady                       Name: Diane M. Kamionka
---------------------                            ------------------------------

                                            Title:  President
                                                  -----------------------------

STATE OF OHIO                       )
                                    )  SS:
COUNTY OF HAMILTON                  )

         The foregoing instrument was acknowledged before me this 19th day of JANUARY, 2001, by James T. Neyer, Vice President of Al Neyer, Inc., an
Ohio corporation, on behalf of the corporation.

                                               /s/ Anne E. Pielage
                                             -----------------------------------

                                               Notary Public


STATE OF OHIO                       )
                                    )  SS:
COUNTY OF HAMILTON                  )

         The foregoing instrument was acknowledged before me this 18th day of JANUARY, 2001 by _Diane M. Kamionka_ of Cintech Solutions, Inc., a(n) OHIO CORPORATION, on behalf of the CORPORATION.

                                             /s/ Susan A.Warren
                                            -----------------------------------

                                             Notary Public







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











                                   Exhibit A


                                  Page 1 of 1

                               [Drawing of Land]

                             -Phase I - 2.25 Acres

                             -Phase II - 1.5 Acres

                                   Exhibit B


                                      -6-


10. Slope Easement in favor of The City of Blue Ash as granted in Easement for Highway Purposes recorded in Deed Book 4146, Page 1560, Hamilton County, Ohio Records. (See attachment 2)

11. Limitation of Access to Reed-Hartman Highway and limitation of Railroad Access recorded in Deed Book 4154, Page 1396, Hamilton County, Ohio Records. (See attachment 3)

12. Terms and Conditions of Restrictions recorded in Deed Book 4155, Page 354, Hamilton County, Ohio Records. (See attachment 4)

13. Right of Way and Easement for Storm Sewer to the City of Blue Ash recorded in Deed Book 4244, Page 1678, Hamilton County, Ohio Records. (See attachment 5)

14. Twenty (20) foot Private Storm Sewer Easement recorded in Deed Book 4323, Page 1259, Hamilton County, Ohio Records. (See attachment 6)

15. Ten (10) foot Storm Sewer Easement to the City of Blue Ash recorded in Deed Book 4323, Page 1261 and accepted by the city of Blue Ash in Deed Book 4341, Page 1067, Hamilton County, Ohio Records. (See attachment 7)

16. Ten (10) foot Utility Easement to The Cincinnati Gas and Electric Company and the Cincinnati Bell Telephone Company recorded in Deed Book 4333, Page 1095, Hamilton County, Ohio Records. (See attachment 8)

17. Ten (10) foot Utility Easement to The Cincinnati Gas and Electric Company recorded in Deed Book 4334, Page 943, Hamilton County, Ohio Records. (See attachment 9)

18. Terms and Conditions of Restrictive Covenants recorded in Mortgage Book 4279, Page, 414, amended in Mortgage Book 4323, Page 1812, amended in Mortgage Book 4521, Page 1803, and assigned in Mortgage Book 4966, Page 227, Hamilton County, Ohio Records. (See attachment 10)

19. Terms and Conditions of Agreement between the City of Cincinnati and the Community Improvement Corporation of Greater Cincinnati recorded in Miscellaneous Book 22, Page 818, Hamilton County, Ohio Records. (See attachment 11)



This Commitment is invalid unless Schedule A, Commitment Number 36-0143-010-0733 is attached.

20. Terms and Conditions of Agreement between the City of Cincinnati and the Community Improvement Corporation of Greater Cincinnati recorded in Miscellaneous Book 28, Page 407, amended in Miscellaneous Book 28, Page 1079, Hamilton County, Ohio Records. (See attachment 12)

21. Terms and Conditions of Agreement between the City of Cincinnati and the Community Improvement Corporation of Greater Cincinnati recorded in Miscellaneous Book 29, Page 108, Hamilton County, Ohio Records. (See attachment 13)

22. Terms and Conditions of Agreement between the City of Cincinnati and the Community Improvement Corporation of Greater Cincinnati recorded in Miscellaneous Book 28, Page 447, Hamilton County, Ohio Records. (See attachment 14)

23. The following matters as set forth on the Subdivision Plat for Prudential Business Park, Section One:

     a)   Blue Ash aerial easement

     b) Restriction that land owner may not interfere with the function and/or the effectiveness of the east and west lakes for use as a retention basin

     c)   Building set back lines

     e)   Existing slope easement

     f)   Ten (10) foot storm sewer easement

24. Notwithstanding the reference to acreage in the legal description of the land set forth on Exhibit A attached hereto, any policy issued pursuant hereto does not insure the quantity of ground described as acreage.


This Commitment is invalid unless Schedule A, Commitment Number 36-0143-010-0733 is attached.

                                    EXHIBIT C
                                   RENT CHART


MONTHS DURING THE TERM                      RENT PER SQUARE FOOT APPLICABLE
IN WHICH THE OPTION IS                      TO THE MONTH DURING THE TERM
EXERCISED                                   IN WHICH THE OPTION IS EXERCISED

INITIAL TERM
First Rate Period                           $15.45
13 - 24                                     $15.91
25-36                                       $16.39
37-48                                       $16.88
49-60                                       $17.39
Second Rate Period                          $17.45
73-84                                       $17.97
85-96                                       $18.51
97-108                                      $19.07
109-120                                     $19.20

FIRST RENEWAL TERM
Third Rate Period                           $19.20
13-24                                       $19.78
25-36                                       $20.37
37-48                                       $20.98
49-60                                       $21.12

SECOND RENEWAL TERM
Fourth Rate Period                          $21.12
13-24                                       $21.65
25-36                                       $22.19
37-48                                       $22.74
49-60                                       $23.31

                                    EXHIBIT D
                       TENANT IMPROVEMENT ALLOWANCE CHART


MONTHS DURING THE INITIAL TERM              AMOUNT PER SQUARE FOOT OF SPACE
IN WHICH THE OPTION IS                      IN NEW BUILDING
EXERCISED

INITIAL TERM
1-12                                                 $20.60
13 - 24                                              $21.22
25-36                                                $21.86
37-48                                                $22.00
49-60                                                $22.00
61-72                                                $22.66
73-84                                                $23.34
85-96                                                $24.04
97-108                                               $24.20
109-120                                              $24.20











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